                                                                      Exhibit 16

                SCHEDULE FOR COMPUTATION OF PERFORMANCE EQUATION
                                  (UNAUDITED)

     Computation of the total return of Calvert-Ariel Growth Fund, based on a computer analysis of the Fund's net asset value and dividend history, for the one-year period ended November 30, 1987, and for the period from inception (November 6, 1986) to November 30, 1987.

     1 Year

               P(1 + T)/n/ = ERV

               P = $1000

               T = ___________

               ERV = $938.30 from 12/1/86 to 11/30/87
                     (on a $1000 investment minus sales load)

               T = ($938.30/$1000) - 1 - 0.0617 = - 6.17%


     From Inception

               P(1 + T)/n/ = ERV

               P = $1000

               T = ______

               n = 1.066 years (from inception)

               ERV = $964.20 from 11/6/86 to 11/30/87
                     (on a $1000 investment minus sales load)

               T = ________ - 1 = - 0.03362 = - 3.36%
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Non-Standard Computations

     Calculation of overall return, on the same basis as total return for the time periods above, without taking into account the maximum sales charge:


     1 Year

               P(1 + T)/n/ = ERV

               P = $1000

               T = _____

               ERV = $982.10 from 12/1/86 to 11/30/87
                     (on a $1000 investment, no sales load)

               T = ($982.10/$1000) - 1 - 0.0179 = - 1.79%


     From Inception

               P(1 + T)/n/ = ERV

               P = $1000

               T = ______

               n = 1.066 years (from inception)

               ERV = $1009.20 from 11/6/86 to 11/30/87
                     (on a $1000 investment minus sales load)

               T = ________ - 1 = - 0.0086 = - 0.86%
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     Computation of total return for the periods ended March 31, 1988, as indicated below:


     3 Months

               P(1 + T)/n/ = ERV

               P = $1000

               T = _____

               ERV = $1149.39 from 1/1/88 to 3/31/88
                     (on a $1000 investment minus sales load)

               T = ($1149.39/$1000) - 1 - 0.1494 = - 14.949%


     1 Year
               P(1 + T)/n/ = ERV

               P = $1000

               T = _____

               ERV = $1108.9 from 4/1/87 to 3/31/88
                     (on a $1000 investment minus sales load)

               T = ($1108.9/$1000) - 1 - 0.1089 = - 10.89%

     From Inception

               P(1 + T)/n/ = ERV

               P = $1000

               T = ______

               n = 1.3989 years (from inception)

               ERV = $1306.60 from 11/6/86 to 3/31/88
                     (on a $1000 investment minus sales load)

               T = ________ - 1 = - 0.2106658 = - 21.07%
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     Computation of overall return, on the same basis as total return for the above time periods ended March 31, 1988, without taking into account the maximum sales charge:


     3 Months

               P(1 + T)/n/ = ERV

               P = $1000

               T = _____

               ERV = $1203.03 from 1/1/88 to 3/31/88
                     (on a $1000 investment minus sales load)

               T = ($1203.03/$1000) - 1 - 0.2030 = - 20.30%


     1 Year
               P(1 + T)/n/ = ERV

               P = $1000

               T = _____

               ERV = $1162.00 from 4/1/87 to 3/31/88
                     (on a $1000 investment, no sales load)

               T = ($1162.00/$1000) - 1 - 0.1620 = - 16.20%

     From Inception

               P(1 + T)/n/ = ERV

               P = $1000

               T = ______

               n = 1.3989 years (from inception)

               ERV = $1367.50 from 11/6/86 to 3/31/88
                     (on a $1000 investment, no sales load)

               T = ________ - 1 = - 0.2507407 = - 25.07%